SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                  EXEL LIMITED
                (Name of Registrant as Specified in its Charter)

                -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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                                      -2-


          (1)    Amount Previously Paid:
          (2)    Form, Schedule or Registration Statement No.:
          (3)    Filing Party:
          (4)    Date Filed:

                                                                       EXEL Logo

                                                               December 24, 1998

Dear EXEL Shareholder:

     You are cordially invited to attend a General Meeting of Shareholders of EXEL Limited (the "Company") to be held at the Company's executive offices, located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM11, on January 26, 1999, at 8:30 a.m. local time.

     At the General Meeting you will be asked to vote upon the approval of a special resolution to change the name of the Company to "XL Capital Ltd".

     Over the last few years, the Company has grown significantly and broadened its scope of operations considerably. Following an extensive review of the Company's operations, the Board of Directors and management feel that it is appropriate to change our name to reflect the increased role of our holding company and the current focus of our organization.

     We believe the name "XL Capital Ltd" has several important advantages over the Company's current name, including better communicating that our organization supplies intellectual and financial capital to assure its customers' vitality and competitiveness. In addition, the new name will eliminate duplication of names within the organization and allow for closer identification between the Company and its operating subsidiaries which use "XL" in their corporate names. It will also facilitate the development of a global brand name under which all products and services offered by the Company's subsidiaries can be marketed.

     The Notice of General Meeting and the Proxy Statement describing the special resolution in greater detail are attached. Whether or not you plan to attend the General Meeting, it is important that your shares be represented. Please give this information your careful consideration and complete, date, sign and return promptly the proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

     We look forward to your support on this initiative and sharing with you the new "XL Capital Ltd".

                                 Yours sincerely,


                                 Brian M. O'Hara
                                 President and Chief Executive Officer

                                                     PRELIMINARY PROXY STATEMENT

                                  EXEL LIMITED

                                 ---------------

                    NOTICE OF GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 26, 1999

                                 ---------------

                                                               Hamilton, Bermuda
                                                               December 24, 1998

TO THE SHAREHOLDERS OF EXEL LIMITED:

     Notice is hereby given that a General Meeting of Shareholders of EXEL LIMITED (the "Company") will be held at the Company's executive offices, located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM11, on January 26, 1999, at 8:30 a.m. local time for the following purposes:

     1. To act upon a proposal to approve a special resolution to change the name of the Company to "XL Capital Ltd"; and

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only Shareholders of record, as shown by the transfer books of the Company at the close of business on December 21, 1998, are entitled to notice of and to vote at the General Meeting.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. A PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY.

                                   As ordered,
                                   Brian M. O'Hara,
                                   President and Chief Executive
                                     Officer

                                                     PRELIMINARY PROXY STATEMENT


                                  EXEL LIMITED

                       CUMBERLAND HOUSE, HAMILTON, BERMUDA

                     --------------------------------------


                                 PROXY STATEMENT


                                       FOR


                       THE GENERAL MEETING OF SHAREHOLDERS


                         TO BE HELD ON JANUARY 26, 1999

                     --------------------------------------


     The accompanying proxy is solicited by the Board of Directors of EXEL Limited (the "Company") to be voted at the General Meeting of Shareholders of the Company to be held on January 26, 1999, and any adjournments thereof.

     When such proxy is properly executed and returned, the Class A Shares, par value U.S. $0.01 per share (the "Class A Shares"), of the Company it represents will be voted at the meeting on the following: (1) the approval of a special resolution to change the name of the Company to "XL Capital Ltd" and (2) such other business as may properly come before the meeting or any adjournments thereof.

     Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record of Class A Shares as of the close of business on December 21, 1998, will be entitled to vote at the meeting. As of December 21, 1998, there were outstanding ______ Class A Shares entitled to vote at the meeting, with each Class A Share entitling the holder of record on such date to one vote (subject to certain provisions of the Company's Articles of Association). See "Beneficial Ownership." The holders of the Company's Class B Ordinary Shares, par value $0.01 per share (the "Class B Shares"), will not have any voting rights with respect to the approval of the special resolution at the meeting.



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                                      -2-



     This Proxy Statement, the attached letter to shareholders and Notice of General Meeting of Shareholders and the accompanying proxy card are first being mailed to Shareholders on or about December 24, 1998.

     The Company knows of no specific matter to be brought before the General Meeting which is not referred to in the Notice of General Meeting of Shareholders. If any such matter properly comes before the meeting, the proxy holders will vote proxies in accordance with their judgment.

     The Company's principal executive offices are located at Cumberland House, One Victoria Street, Hamilton, Bermuda HM 11.

                              BENEFICIAL OWNERSHIP

     The following table lists as of November 30, 1998 the beneficial ownership of the Class A Shares of the Company by each person or group who owned, to the Company's knowledge, more than five percent of the Company's Class A Shares outstanding. The table is based upon information available to the Company believed to be reliable.

                                                                   PERCENTAGE
                                                                       OF
                                             NUMBER OF             OUTSTANDING
NAME AND ADDRESS                               SHARES               SHARES(1)
----------------                            ------------          ------------

Oppenheimer Group, Inc.....................  16,252,000               14.6%
   Oppenheimer Tower
   World Financial Center
   New York, NY  10281

Skudder Kemper Investments, Inc............   9,060,000                8.2%
   345 Park Avenue
   New York, NY  10154

Capital Guardian Trust.....................   7,232,000                6.5%
   333 Hope Street
   Los Angeles, CA  90071

Capital Research and Management Company....   6,615,000                6.0%
   333 Hope Street
   Los Angeles, CA  90071

Marsh & McLennan Companies, Inc............   6,132,441(2)             5.7%(2)
   1166 Avenue of the Americas
   New York, NY  10036-2774

-------------------

(1) Each Class A Share has one vote, except that, if, and so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute ten percent (10%) or more of the votes conferred by the issued share capital of the Company, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Articles of Association. "Controlled Shares" has the meaning given to that term in the Company's Articles of Association and will include, among other things, all Class A Shares which such person or group of persons is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).

(2) Derived from information set forth in the Schedule 13D filed with the Securities and Exchange Commission by Marsh & McLennan Companies, Inc. ("MMC"), on behalf of itself and Marsh & McLennan Risk Capital Holdings, Ltd. ("MMRCH"), a direct subsidiary of MMC, and MMRC LLC ("MMRC LLC"), a limited liability company indirectly beneficially owned by MMC. The Schedule 13D states that as of August 7, 1998, MMRCH directly owned 5,058,186 of such shares and MMRC LLC directly owned 1,074,256 of such shares. The Schedule 13D states that each of MMRCH and MMRC LLC has the sole power to dispose of the shares owned by it, provided however, that with respect to the shares owned by MMRC LLC, MMRCH has the ability to block a sale of such shares, and if MMRCH desires the sale of such shares, the other members of MMRC LLC have agreed to vote in favor of such a sale.



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                                      -4-


     As of November 30, 1998, no director or executive officer of the Company beneficially owned any Class B Shares of the Company. The following table lists as of November 30, 1998 the beneficial ownership of the Class A Shares of the Company by each director and executive officer of the Company, and all such directors and executive officers of the Company as a group.


                                    NUMBER OF                NUMBER OF
NAME                                CLASS A SHARES           OPTIONS(1)                  TOTAL (2)
----                                --------------           ----------                  ---------

Michael Butt                              243,926                  112,366                     356,292
Mark E. Brockbank                         542,086                    8,011                     550,097
Robert Clements                            38,695                   18,599                      57,294
K. Bruce Connell                           32,000                  107,800                     139,800
Robert J. Cooney                           98,550                  258,996                     357,546
Sir Brian Corby                             1,471                    4,599                       6,070
Michael Esposito, Jr.                      37,015                  124,596                     161,611
Paul S. Giordano                            7,000                   15,000                      22,000
Robert R. Glauber                          10,419                    9,198                      19,617
Christopher V. Greetham                    11,000                   34,999                      45,999
Robert V. Hatcher, Jr.                      1,036                    9,000                      10,036
Ian R. Heap                                 4,000                   14,000                      18,000
Paul Jeanbart                               4,536                    3,066                       7,602
Henry C.V. Keeling                        124,693                   52,255                     176,948
John Loudon                                 2,637                   14,000                      16,637
Robert Lusardi                             23,000                   33,333                      56,333
Robert J. Newhouse, Jr.                    88,462                  187,714                     276,176
Brian M. O'Hara                           300,302                  579,634                     879,936
Robert S. Parker                            3,724                   14,000                      17,724
Cyril Rance                                 6,606                   14,000                      20,606
Alan Z. Senter                              3,335                   14,000                      17,335
John T. Thornton                           10,237                   14,000                      24,237
Ellen Thrower                               2,112                   12,000                      14,122
John Weiser                                33,017                   14,000                      47,017
                                    -------------            -------------               -------------
All directors and executive
   officers of the Company as a
   group (24 individuals)...........    1,629,869                1,669,166                   3,299,035
                                    ==============           =============               ==============

-------------------

(1) Represents options to purchase Class A Shares which, as of November 30, 1998, were exercisable within 60 days.

(2) To the Company's knowledge, no director or executive officer had a beneficial ownership interest in excess of 1.0% of the outstanding Class A Shares as of November 30, 1998. As a group, all directors and executive officers of the Company had a beneficial ownership interest in approximately 2.9% of the outstanding Class A Shares as of November 30, 1998. The percentages of outstanding Class A Shares are calculated separately for each Shareholder and for all directors and executive officers of the Company as a group on the basis of the number of outstanding Class A Shares as of November 30, 1998.

                       PROPOSED NAME CHANGE OF THE COMPANY

     The Board of Directors proposes and recommends that the Shareholders approve the proposed special resolution to change the Company's name to "XL Capital Ltd". The Board of Directors and management of the Company believe that the name "XL Capital Ltd" has several im-portant advantages as compared to the Company's current name. In particular, the name "XL Capital Ltd" better communicates that the Company, acting through its subsidiaries, is an insurance, reinsurance and financial services organization which applies intellectual and financial capital to assure its customers' economic vitality and to enhance their competitive positions. The new name also will allow for closer identification between the Company and its operating subsidiaries which use "XL" in their corporate names and facilitate the development of a global brand name under which all products and services offered by the Company's subsidiaries can be marketed.

     If the special resolution is approved by the shareholders of the Company, notice of the adoption of the special resolution is expected to be filed with the Registrar of Companies in the Cayman Islands shortly after the General Meeting. The change of the Company's name to "XL Capital Ltd" would become effective upon the filing of the notice referred to in the preceding sentence and the Registrar of Companies entering the new name of the Company in the register of companies.

     The approval of the special resolution to change the Company's name requires the affirmative vote of at least two-thirds of the votes cast at the General Meeting by the holders of Class A Shares present in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least 66-2/3% of the outstanding Class A Shares being present in person or by proxy).

     Shareholders who abstain will be counted for purposes of determining the presence of a quorum but will not be treated as present and voting for purposes of determining the number of votes cast. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares and the proxy does not indicate a vote either for or against the resolution set out in the Notice of General Meeting (so-called "broker non-votes"), those Class A Shares will be treated as abstentions and accordingly, a broker non-vote will be counted for purposes of determining the presence of a quorum but will not be treated as shares that are present and voting for purposes of determining the number of vote cast.

                                  OTHER MATTERS

     While management knows of no other issues to be brought before the General Meeting which are not referred to in the Notice of General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

              SHAREHOLDER PROPOSALS FOR 1999 ANNUAL GENERAL MEETING

     Shareholder proposals intended for inclusion in the Proxy Statement for the 1999 Annual General Meeting of Shareholders should have been sent to the Company's Secretary at Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda and received by November 3, 1998. In addition, if a shareholder intends to present a proposal at the 1999 Annual General Meeting other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, and if the proposal is not received by the Company's Secretary by January 3, 1999, then the proxies designated by the Board of Directors of the Company for the 1999 Annual General
Meeting of Shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the Proxy Statement for such meeting or on the proxy card for such meeting.

                               PROXY SOLICITATION

     The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately US $15,000, plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                                   As ordered,

                                   Brian M. O'Hara
                                   President and Chief Executive
                                     Officer

                                                               PRELIMINARY PROXY


                              PROXY -- EXEL LIMITED

     The undersigned Shareholder of EXEL Limited hereby appoints Brian M. O'Hara or, failing him, Paul S. Giordano, to be its proxy and to vote for the undersigned on all matters arising at the General Meeting of Shareholders of EXEL LIMITED to be held on January 26, 1999 or any adjournment thereof and to represent the undersigned at such General Meeting of Shareholders.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENTS THEREOF. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEM (1) ON THE REVERSE HEREOF, SUCH ITEM BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

       (Continued, and to be marked, dated and signed, on the other side)

                                            Please mark your
                                            votes as indicated X
                                            in this example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                                         FOR  AGAINST  ABSTAIN

1.  To approve the special resolution to change the
    Company's name to "XL Capital Ltd"                   ___    ___      ___

       (Name of Shareholder)
Dated:

____________________________, 199__

By:_________________________




PLEASE SIGN, DATE AND PROMPTLY
RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.